                                                                    EXHIBIT 99.1


             PRO FORMA FINANCIAL TARGETS AND UNDERLYING ASSUMPTIONS

The following contains Company summary financial data, targeted three-year financial information and analysis of the Company's planned revenues, market assumptions and expenses. Capitalized terms used but not defined herein are defined in iCurie, Inc.'s Current Report on Form 8-K dated July 8, 2005 to which this material is attached as an exhibit.

The following information was provided to potential investors in the Series A Offering. The following information was based on the assumption that the Company would receive gross proceeds of $17.4 million from the Series A Offering (compared to the approximately $12.48 million actually received).

The following additional assumptions were made in developing the attached financial targets:

Sales

- The majority of the revenues during the periods presented will come from the PC industry and the LED display industry.

- AVC will provide 100% of the royalty revenues that are projected for the periods presented. This relationship is projected to rapidly establish our technology in the PC industry.

- Sales revenues from the PC industry is expected to come from the Korean and Japanese markets and through sales to PC manufacturers or distributors.

- Sales revenues from the LED display market will initially come from a limited number of display manufacturers. This market will initially be reached through direct sales to manufacturers in Korea or Japan.

- Strategic partnerships or joint ventures shall support our technology when going to the LED-display market. Ongoing business discussions with manufacturers as well as with strategic partners is expected to generate first sales during the second half of 2006.

- Market entry into the personal communication industry (mobile phones, wireless PDAs) is also projected to take place during the periods presented but with a limited impact on sales and profit.

- Revenues from markets other than the PC, LED display or personal communication is not expected during the periods presented.

- Margins are estimated to be 35% in 2005 and decrease to 31% in 2007. This is mainly due to a product mix change towards the display market, where the Company plans to build joint activities with partners and therefore the margin is expected to be lower.

Operating Expenses

- Monthly operating expenses consists of costs for headquarter functions, a small sales team and the R&D organization. This organizational platform is projected to cost approximately $300,000 a month.

- With the growth of revenues, the organizational build out will be focused on additional development resources, sales resources and management resources.

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-     With intensified sales efforts costs for manufacturing samples, trade shows and other marketing initiatives the variable expenses will begin to have an impact on the expenses.

- The monthly expenses will grow to approximately $900,000 a month by end of 2006. This level will to follow revenue growth and a significant part of it will be directly related to sales and volumes.

- No interest income has been applied. Interest expense has been calculated at 7%.

- A 30% income tax rate has been used throughout the periods presented. Losses carried forward have been included.

Capital Expenditures

- Capital expenditures for 2005 and 2006 are estimated to be no more than $10 million, with approximately 60% being used for capacity build out. Investments in R&D equipment will be the second largest investment category.

- All capacity investments will be tightly connected to sales plans and backed by orders. Capacity investments will therefore be taken in steps and are scaleable. R&D investments will be project- and /or product-driven.

- iCurie will invest in it's own pilot manufacturing plant to be in sufficient control of manufacturing processes and to be able to rapidly respond to specific requests from the market.

- In all capacity scenarios, iCurie will seek to find appropriate partners or sub-contractors to make joint investments. This to avoid tying up large sums of capital in a limited number of commercial operations.

- AVC is expected to cover all capacity investments needed for the PC industry.

- In the LED display market, iCurie will lead the investments in capacity build out. The capital expenditure plans has taken this into account, but the Company's current intentions are to establish partnerships that can offload part of those plans.

Accounts Receivable

- The Company initially anticipates turning its receivables approximately 8 times per year. However, with improved efficiency and with access to financial instruments such as forfaiting and factoring, the Company anticipates being able to turn its receivables at a greater rate.

Inventory

- The Company anticipates turning its inventory approximately 12 times per year. The main assumption is that supply chain management will be a partially in-house activity and partially an outsourced activity, as the Company plans to build relationships with manufacturing partners.

Capital Equipment

-     5-year straight line depreciation is used.

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

Accounts Payable

- The Company anticipates creating strong relationships with all partners, including its vendors. Initially, when purchasing volumes are low, the Company estimates no longer than 30 days net as credit terms. Relationship management and increased purchasing power should extend the terms to approximately 40 days on an average basis.

ADDITIONAL INFORMATION REGARDING TARGETED FINANCIAL RESULTS AND RELATED SUPPORT ARE AVAILABLE FROM THE COMPANY UPON REQUEST.

                DISCUSSION OF BUSINESS PLAN AND FINANCIAL TARGETS

      Estimated financial targets for 2005 through 2007 were prepared by the Company in accordance with its current business plan and are based on numerous assumptions. Such assumptions, including the pace with which the Company can commercially deploy its product and finance its operations and the size and growth of the market for the Company's system, as well as the timing and amount of net proceeds of this Offering, may be incomplete or inaccurate, and unanticipated events and circumstances may occur that could have a material adverse effect on the Company's ability to achieve these targets. Like all business plans and operational and financial targets, it is highly unlikely that the Company's actual financial results will be fully consistent with the financial targets set forth herein. The Company has a limited operating history upon which to base its revenue and expense assumptions. In addition, the Company's product represents a new technology and product offering, which further complicates the process of deriving future financial targets. As a result, the financial targets are in large part based upon assumptions derived from management's experience in other companies and industries, industry statistics, and other third-party information - not on actual results of operations. The financial targets are forward-looking forecasts that involve a number of risks and uncertainties, some of which are described in the "Risk Factor" section of this Memorandum. The Company makes no representation or guarantees as to its future performance. Prospective investors should conduct their own independent review, investigation and analysis of the industry, business, services and other data relative to a prospective investment in the Company.

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

iCURIE GROUP
TARGET INCOME INFORMATION
      (All dollar amounts in millions)

                                                                        2005                 2006                 2007
                                                                     ----------           ----------           ----------
Units Sold (in thousands)                                                   293                4,300               15,400
Units Licensed (in thousands)                                               638                6,800               17,100

PRODUCT SALES                                                        $      3.3           $     52.6           $    153.1
MARGIN                                                               $      1.1           $     16.7           $     47.9
Margin%                                                                      35%                  32%                  31%

Royalty Income                                                       $      0.5           $      5.4           $     13.7
Royalty Expense                                                             0.0                 -1.3                 -2.4
Expenses                                                                   -8.8                -15.6                -28.6
Financial Net                                                              -0.1                 -0.4                 -0.3
Income Tax                                                                  0.0                  0.0                 -9.8
                                                                     ----------           ----------           ----------
NET INCOME                                                           $     -7.2           $      4.8           $     20.5
                                                                     ----------           ----------           ----------
Average sales price                                                  $    11.28           $    12.23           $     9.94
ROS%                                                                     -219.0%                 9.1%                13.4%
Expense%                                                                  256.1%                29.7%                18.7%

TARGET CASH FLOW INFORMATION
      (All dollar amounts in millions)

                                                                      2005                 2006                 2007
                                                                     ------               ------               ------
Net Income                                                           $ -7.2               $  4.8               $ 20.5
Depreciation                                                            0.3                  1.3                  4.0
Capital Expenditures                                                   -2.1                 -7.8                -19.0
Change in Net Working Capital                                          -1.3                 -5.9                  0.0
                                                                     ------               ------               ------
CASH FLOW                                                            $-10.2               $ -7.6               $  5.5
                                                                     ------               ------               ------
Change in Net Working Capital
Accounts Receivable                                                    -1.7                 -7.2                 -5.0
Accounts Payable                                                        1.1                  5.4                  9.0
Inventory                                                              -0.7                 -4.1                 -4.0
                                                                     ------               ------               ------
TOTAL CHANGE IN NET WORKING CAPITAL                                  $ -1.3               $ -5.9               $  0.0
                                                                     ------               ------               ------


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

TARGET INFORMATION REGARDING INVESTMENTS
      (All dollar amounts in millions)

                                                       2005             2006              2007
                                                       ----             ----             -----
MANUFACTURING
Tools                                                  $0.2             $1.2             $ 3.6
Etching/pressing                                        0.3              1.8               5.4
Testing Equipment                                       0.2              1.2               3.6
Misc.                                                   0.1              0.6               1.8
                                                       ----             ----             -----
SUB TOTAL                                              $0.7             $4.8             $14.4
                                                       ----             ----             -----
R&D
Equipment                                               0.5              1.0               1.6
Tools                                                   0.3              0.6               0.8
Testing Equipment                                       0.2              0.6               1.2
Misc.                                                   0.1              0.3               0.3
                                                       ----             ----             -----
SUB TOTAL                                              $1.1             $2.5             $ 3.9
                                                       ----             ----             -----
SELLING AND G & A                                      $0.3             $0.5             $ 0.7
                                                       ----             ----             -----
TOTAL                                                  $2.1             $7.8             $19.0
                                                       ----             ----             -----

TARGET FINANCING INFORMATION
      (All dollar amounts in millions)

                                                      2005             2006               2007
                                                     ------           ------             -----
CASH BEGINNING OF PERIOD                             $  1.0           $  3.9             $ 0.3
Cash Flow                                             -10.2             -7.6               5.5
Equity Financing                                       14.0              0.0               0.0
Debt & Trade Financing                                 -0.9              4.0               0.0
                                                     ------           ------             -----
CASH END OF PERIOD                                   $  3.9           $  0.3             $ 5.8
                                                     ------           ------             -----

TARGET BALANCE SHEET INFORMATION
      (All dollar amounts in millions)

                                                       2005             2006             2007
                                                       ----            -----            ------
CURRENT ASSETS
Cash & Cash Equivalents                                $3.9            $ 0.3            $  5.8
Accounts Receivable                                     1.7              8.9              13.9
Inventory                                               0.7              4.7               8.8
                                                       ----            -----            ------
TOTAL CURRENT ASSETS                                   $6.3            $14.0            $ 28.5
                                                       ----            -----            ------
CURRENT LIABILITIES
Accounts Payable                                        1.4              6.8              15.8
                                                       ----            -----            ------
TOTAL CURRENT LIABILITIES                              $1.4            $ 6.8            $ 15.8
                                                       ----            -----            ------

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

TARGET OPERATING EXPENSE INFORMATION
      (All dollar amounts in millions)

                                                       2005             2006              2007
                                                       ----            -----             -----
ORGANIZATIONAL
UK - HQ, supply chain centre, regional                 $2.8            $ 4.2             $ 6.6
 business centre
US - office                                             1.3              0.8               1.0
Korea - R&D centre, regional business centre            3.1              5.6               8.5
                                                       ----            -----             -----
SUB TOTAL                                              $7.1            $10.6             $16.1
                                                       ----            -----             -----
SALES & VOLUME RELATED EXPENSES
Manufacturing expenses                                  0.7              1.0               2.0
Marketing                                               0.1              1.5               4.5
Projects                                                0.6              1.2               2.0
Depreciation                                            0.3              1.3               4.0
                                                       ----            -----             -----
SUB TOTAL                                              $1.7            $ 5.0             $12.5
                                                       ----            -----             -----
                                                       ----            -----             -----
TOTAL                                                  $8.8            $15.6             $28.6
                                                       ----            -----             -----

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